UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

Jefferies Credit Partners BDC Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01684	92-1852483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 12th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 284-3474

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2026, JCP BDC SPV I LLC(the “SPV”), a direct, wholly owned, consolidated subsidiary of Jefferies Credit Partners BDC Inc. (the “Company”), entered into that certain amended and restated loan and security agreement (the “Amended Loan Agreement”), among the SPV, as borrower, the Company, as the portfolio manager, JPMorgan Chase Bank, National Association, as the administrative agent (the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the collateral administrator and the securities intermediary (the “Collateral Agent”) and each of the financial institutions party to the Amended Loan Agreement (together with the Administrative Agent, the “Lenders”), which amends and restates, in its entirety, the loan and security agreement, dated as of December 7, 2023, by and among the aforementioned parties (as amended, the “Existing Loan Agreement”). All capitalized terms used in the below description, that are not defined herein, have the meanings ascribed to such terms in the Amended Loan Agreement.

The Amended Loan Agreement amends the Existing Loan Agreement by providing for, among other things, (i) additional capacity for the SPV to use broadly syndicated loans as borrowing collateral, subject to a concentration limit that only 25% of the aggregate borrowing collateral may consist of broadly syndicated loans, and (ii) the extension of advances based on such broadly syndicated loans as borrowing collateral, which are subject to a lower advance rate than loans based on non-broadly syndicated loans. Additionally, the Amended Loan Agreement amends the Existing Loan Agreement by providing that, among other things, the Financing Commitment will be temporarily decreased immediately upon the occurrence of any Permitted Securitization.

The aggregate lender commitments under the Amended Loan Agreement will be increased by $100.0 million on March 1, 2026 and, upon completion of any Permitted Securitization, will be decreased to $500 million with scheduled increases following such Permitted Securitization Reset of $100.0 million on the date that is sixty (60) days after the date of such Permitted Securitization, $100.0 million on the date that is one hundred fifty (150) days after the date of such Permitted Securitization and $100.0 million on the date that is two hundred seventy (270) days after the date of such Permitted Securitization.

Borrowings under the Amended Loan Agreement will either by (i) Non-Traded Asset Advances based on a borrowing collateral of non-broadly syndicated loans or (ii) Traded Loan Advances based on a borrowing collateral of broadly syndicated loans. Non-Traded Asset Advances will bear interest at Term SOFR or a Base Rate, in each case, plus an applicable margin equal to 2.15% for borrowings that reference Term SOFR and 1.15% for borrowings that reference the Base Rate. Traded Loan Advances will bear interest at Term SOFR or a Base Rate, in each case, plus an applicable margin equal to 1.50% for borrowings that reference Term SOFR and 0.50% for borrowings that reference the Base Rate.

The foregoing description is only a summary of the material provisions of the Amended Loan Agreement and is qualified in its entirety by reference to the full text of the Amended Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of January 13, 2026, by and among Jefferies Credit Partners BDC Inc., JCP BDC SPV I LLC, the lenders parties thereto, JPMorgan Chase Bank, National Association and The Bank of New York Mellon Trust Company, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES CREDIT PARTNERS BDC INC.

Date: January 20, 2026	By:	/s/ Adam Klepack
	Name:	Adam Klepack
	Title:	General Counsel